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Uranerz Files NI 43-101 Technical Report on Potential Uranium
Exploration Target for Arkose Property

Casper, Wyoming, February 28, 2008 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (AMEX: URZ; TSX: URZ; Frankfurt: U9E) is pleased to announce, in connection with its January 15, 2008 acquisition of the Arkose Property, that an independent National Instrument 43-101 technical report for the Arkose Property (the “NI 43-101 Technical Report”) has been filed by Uranerz and will soon be available on the System for Electronic Document Analysis and Retrieval (“SEDAR”). The NI 43-101 Technical Report presents an estimate of the potential uranium exploration target on the Arkose Property pursuant to NI 43-101, Section 2.3(2), which states that, subject to the provisions thereof, an issuer may disclose the potential quantity and grade, expressed as ranges, of a potential mineral deposit that is to be the target of further exploration by the issuer. Based on a conceptual model developed by the Authors of the NI 43-101 Technical Report, the potential exploration target of uranium mineralized alteration-reduction fronts is approximately 105 miles and, in aggregate, has the potential to contain from 41 million to 79 million pounds of U308 at a potential grade ranging from 0.059% to 0.114% . Alteration-reduction trends in the Powder River Basin of Wyoming are typically composed of multiple, stacked roll front deposits that often contain associated uranium mineralization amenable to in-situ recovery (ISR) mining techniques.

Investors are cautioned that the potential quantity and grade described in the NI 43-101 Technical Report is conceptual in nature and does not meet the NI 43-101 classification of “measured”, “indicated” or “inferred” mineral resources as defined by NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Definitions Standards incorporated by reference therein, and that the potential quantity and grades presented are based on a lower level of certainty than the “inferred” mineral resource category of NI 43-101. There has been insufficient exploration to define a NI 43-101 categorized “inferred”, “indicated” or “measured” mineral resource on the Arkose Property, and it is uncertain if further exploration will result in the target being delineated as such a categorized mineral resource. Further, no economic evaluation of the potential uranium exploration target for the Arkose Property was completed by the Authors. U.S. investors are referred to the cautionary statement below for further cautionary information regarding mineral “reserves” as defined under United States securities laws.

The NI 43-101 Technical Report was authored by Mr. Douglass Graves, P.E. of TREC, Inc. and Mr. Don Woody, P.G. of Woody Enterprises (collectively, the “Authors”), each an independent “qualified person” as defined by NI 43-101 who have reviewed and verified the technical disclosure provided in this news release.

On January 16, 2008, Uranerz announced the closing of its acquisition of an undivided eighty-one percent (81%) interest in approximately 82,200 acres (33,266 hectares) of property in the central Powder River Basin of Wyoming, U.S.A. (collectively, the “Arkose Property”) and the related formation of the “Arkose Mining Venture” pursuant to which Uranerz will be the operator of the Arkose Property. The Arkose Property is located in close proximity to the Company’s 100% owned properties in the

Powder River Basin, including adjacent Collins Draw and Doughstick and other nearby properties that have been the subject of the Company’s recent exploration efforts.

The Company, as operator of the Arkose Mining Venture, has not yet completed its own exploration of the Arkose Property. However, the Authors utilized gamma log data from Coal Bed Methane exploration/production wells and various other sources of data and information obtained from geologic investigations from within and around the Arkose Property (as described in the filed NI 43-101 Technical Report) to develop a conceptual model believed to provide a reasonable approach to estimating the potential uranium exploration target based on available data. The conceptual model was used to identify mineralized trend fronts (areas of uranium mineralization) and estimate potential mineralization parameters such as potential grade, trend width and quantity of uranium along these fronts.

As manager/operator of the Arkose Property, the Company has developed an aggressive 2008 exploration drilling program to commence drilling to confirm the potential exploration target and establish NI 43-101 categorized mineral resources on the Arkose Property. A portion of the initial drilling program will be targeted to explore resource and mineralization extensions near or adjacent to at least three Uranerz projects known to have uranium mineralization: Nichols Ranch, Doughstick and Collins Draw. Uranerz plans to operate up to five drill rigs and two electric log probing units on the Arkose Property and anticipates that each drill rig could drill two 600-foot holes per day for a total of approximately 1,500 holes during the year, or 900,000 feet of total exploration drilling. The Arkose Property technical committee has recently approved this 2008 program. The Authors are of the opinion that the Arkose Property has merit and warrants the proposed 2008 exploration drilling program. Investors are referred to the entirety of the NI 43-101 Technical Report filed on the Company’s profile on SEDAR at www.sedar.com for further details and information.

About Uranerz and the Arkose Mining Venture

Uranerz Energy Corporation is a pure-play uranium company listed on the American Stock Exchange (“AMEX”) and the Toronto Stock Exchange (“TSX”) under the symbol “URZ”, and has options (derivatives on the common stock: puts and calls) traded on the Chicago Board Options Exchange and the AMEX. The Company is also listed on the Frankfurt Stock Exchange under the symbol “U9E”.

Certain members of the Uranerz management team have considerable specialized expertise in the ISR uranium mining method, and the Company collectively owns or controls (through its interest in the Arkose Mining Venture) approximately 114,901 acres (46,499 hectares or approximately 179 square miles) in the Powder River Basin of Wyoming, U.S.A., an area well known for hosting uranium-mineralized roll fronts that are amenable to ISR mining techniques. Uranerz is the operator/manager of the Arkose Mining Venture, pursuant to which Uranerz holds an undivided eighty-one percent (81%) interest in the Arkose Property and United Nuclear, LLC, a limited liability company owned by the vendors of the Arkose properties, holds (and contributes capital in proportion to) its nineteen percent (19%) working interest in the Arkose Property. The Company has submitted ISR mine permit applications for two of its Powder River Basin properties, the Hank and Nichols Ranch projects. Commercial ISR mining in the Powder River Basin has been ongoing since 1987, with production coming from the Smith Ranch-Highland mines currently owned and operated by Cameco Resources Inc. (a wholly owned U.S. subsidiary of Cameco Corporation) and from AREVA NC’s Irigaray/Christensen Ranch ISR mine located in the Pumpkin Buttes uranium district (presently on stand-by, but scheduled to recommence operations in the near term).

Further Information

For further information relating to the Company, please refer to the Company’s website at www.uranerz.com or contact the Company’s Investor Relations department at 1-800-689-1659.

Cautionary Statement for U.S. Investors concerning estimates of potential target mineral resources:
The NI 43-101 Technical Report referenced in this news release is a requirement of NI 43-101 and includes estimations of potential mineral resources for further targeted exploration by the issuer disclosed pursuant to the applicable provisions of NI 43-101, as described herein. As a company listed on the TSX, we are required by Canadian law to provide disclosure in accordance with NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission (“SEC”) and included in the SEC’s Securities Act Industry Guide 7 entitled “Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations” (“Guide 7”). NI 43-101 and Guide 7 standards are substantially different. For example, the terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in Guide 7. Under Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. The NI 43-101 Technical Report and this news release use or may use the terms “mineral resource,” “potential uranium exploration target”, “potential mineral resource”, “potential mineral deposit” and “potential target mineral resource”. U.S. Investors are advised that these terms and concepts are set out in and required to be disclosed by NI 43-101 as information material to the issuer; however, these terms and concepts are not recognized by the SEC or included in Guide 7, and these terms and concepts are normally not permitted to be used in reports and registration statements filed with the SEC. U.S. Investors should be aware that the issuer has no “reserves” as defined by Guide 7 and are cautioned not to assume that any part or all of potential target mineral resources will ever be confirmed or converted into Guide 7 compliant “reserves”. “Potential target mineral resources” are strictly uncertain as to their existence, and strictly uncertain as to their economic and legal feasibility. It cannot be assumed that all or any part of a potential target mineral resource will ever be upgraded to a higher category of certainty. Under Canadian rules, estimates of potential target mineral resources may not form the basis of feasibility or pre-feasibility studies. U.S. Investors are cautioned not to assume that all or any part of a potential target mineral resource exists, or is economically or legally mineable. Disclosure of “contained pounds” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute Guide 7 compliant “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures.

Cautionary Statement regarding “Forward-Looking” Information and Statements
This news release may contain or refer to "forward-looking information" and “forward-looking statements” within the meaning of applicable United States and Canadian securities laws, which may include, but are not limited to, statements with respect to potential uranium exploration targets, future exploration and drilling programs and results, and planned permitting activities, as well as resource estimates, projections, the Company’s exploration, and other plans, projections, estimates and expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the “SEC”) (available at www.sec.gov) and with Canadian Securities Administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements.